UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2024

Tamboran Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-42149	93-4111196
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Suite 01, Level 39, Tower One, International Towers Sydney

100 Barangaroo Avenue, Barangaroo NSW 2000

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: Australia +61 2 8330 6626

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.001 par value per share	TBN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 4, 2024, Tamboran Resources Corporation (the “Company”) held its 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) where the following matters were voted upon by the Company’s stockholders:

1. the election of each of the Company’s three directors Class I directors, being each of: (1) Fredrick Barrett, (2) Patrick Elliott and (3) Stephanie Reed;

2. the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2025;

3. the ratification and approval, for purposes of ASX Listing Rule 7.4 and for all other purposes, of the prior issuance of 489,088 shares of the Company’s Common Stock to Helmerich & Payne International Holdings, LLC (“H&P”), upon the conversion of the 5.5% Convertible Senior Note due 2029 between H&P, the Company, and the guarantors thereto dated June 4, 2024 (the “Convertible Note”);

4. the approval, for purposes of ASX Listing Rule 10.11 and for all other purposes, of the issuance of 312,500 shares of Common Stock (which may be represented by CDIs) to Daly Waters Energy, LP (or its nominee) in satisfaction of certain payment obligations under the TB1 Joint Venture Agreement (as defined in the Annual Report); and

5. the approval, for purposes of ASX Listing Rule 10.14 and for all other purposes, of the issuance of shares of Common Stock (which may be represented by CDIs) to Mr. Ryan Dalton (or his nominee) up to a value of US$200,000 in each fiscal year during the three year period from the date of this Annual Meeting (being in aggregate up to a value of US$600,000) under the 2024 Equity Incentive Plan, in lieu of the equivalent amount of directors fees otherwise payable to him by the Company at his election.

As noted in the proxy statement for the 2024 Annual Meeting, under the rules of the ASX, the Company disregarded votes cast in favor of certain proposals for those shareholders who may have had an interest in the outcome thereof, which voting exclusions impacted the final voting results reflected below.

The following is a summary of the voting results for each matter presented to the Company’s stockholders:

1. Election of Directors

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Fredrick Barrett	6,869,266	—	515,644	957,966
Patrick Elliott	7,196,329	—	188,581	957,966
Stephanie Reed	6,877,866	—	507,044	957,966

The three Class I directors nominated by the Board of Directors were elected to serve until the third annual meeting of stockholders and until their successors have been duly elected and qualified or until their earlier death, resignation, or removal. There were no nominees to office other than the directors elected.

	FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for 2025	8,342,259	0	617	0

	FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
3. Ratification and approval, for purposes of ASX Listing Rule 7.4 and for all other purposes, of the prior issuance of 489,088 shares of the Company’s Common Stock to H&P, upon the conversion of the Convertible Note	6,803,878	4,382	576,650	957,966

	FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
4. Approval, for purposes of ASX Listing Rule 10.11 and for all other purposes, of the issuance of 312,500 shares of Common Stock (which may be represented by CDIs) to Daly Waters Energy, LP (or its nominee) in satisfaction of certain payment obligations under the TB1 Joint Venture Agreement (as defined in the Annual Report)	5,468,567	4,398	1,911,945	957,966

	FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
5. Approval, for purposes of ASX Listing Rule 10.14 and for all other purposes, of the issuance of shares of Common Stock (which may be represented by CDIs) to Mr. Ryan Dalton (or his nominee) up to a value of US$200,000 in each fiscal year during the three year period from the date of this Annual Meeting (being in aggregate up to a value of US$600,000) under the 2024 Equity Incentive Plan, in lieu of the equivalent amount of directors fees otherwise payable to him by the Company at his election	7,332,811	5,126	46,973	957,966

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAMBORAN RESOURCES CORPORATION

Date: November 7, 2024	By:	/s/ Eric Dyer
Eric Dyer Chief Financial Officer